AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  This AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of as April 13, 2001, effective as of February 28, 2001, among LaSalle Bank National Association, a national banking association ("LaSalle"), Harris Trust and Savings Bank ("Harris," and together with LaSalle, the "Lenders"), LaSalle, in its separate capacity as agent for the Lenders under the Loan Agreement (as hereinafter defined) ("Agent"), and Westell Technologies, Inc., a Delaware corporation ("WTI"), Westell, Inc., a Delaware corporation ("Inc."), Westell International, Inc., a Delaware corporation ("WII"), Conference Plus, Inc., an Illinois corporation ("CPI"), and Teltrend, Inc., an Illinois corporation ("Teltrend," and collectively with WTI, Inc., WII and CPI, the "Borrowers").

                                   BACKGROUND
                                   ----------

                  A. Lenders, Agent and Borrowers are party to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000 (as amended prior to the date hereof, the "Loan Agreement"), pursuant to which Agent, with and on behalf of the Lenders, have made loans and advances to Borrowers, and as security therefor, Borrowers have granted to Agent a lien on Borrowers' real, personal and intellectual property.

                  B. Borrowers have informed Agent that they are currently in violation of certain covenants under the Loan Agreement and have requested that Agent and Lenders waive the violations specifically identified herein and any events of default created thereby.

                  C. Borrowers have also requested that Agent and Lenders modify certain financial covenants under the Agreement.

                  D. Agent and Lenders are willing to modify such covenants and grant such waivers provided that Borrowers enter into this Amendment upon the terms and conditions set forth herein.

                  E. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1         AMENDMENTS TO LOAN AGREEMENT
                  ----------------------------

                  1.1 The following definition of "Tangible Net Worth" is hereby added to the Loan Agreement in the appropriate alphabetical place:

                           "Tangible Net Worth" shall mean the Net Worth of the
                  Borrowers as of the date of reference, less the sum of (A) intangible assets, classified as such in accordance with Generally Accepted Accounting Principles and (B) prepaid expenses, classified as such in accordance with Generally Accepted Accounting Principles.

                  1.2 Section 11.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           "11.1 Interest Coverage Ratio. Borrowers shall have:
                  (i) an Interest Coverage Ratio, measured on a Fiscal Year-to-date basis as of the end of each calendar month commencing with June 2001 and continuing through September 2001, of at least 4.00:1.00; and (ii) an Interest Coverage Ratio, measured on a rolling basis as of the end of each subject calendar quarter commencing with the calendar quarter ending December 31, 2001, including the subject calendar quarter and the three (3) consecutive calendar quarters immediately preceding the subject calendar quarter, of at least 4.00:1.00. For purposes of calculating subject Interest Coverage Ratios under clause (i) above (but not clause (ii) above), Borrower's EBITDA for the relevant measurement period shall be increased by any "First Equity Funds" or "Second Equity Funds" received by Borrowers (and deposited into the Depository Account) during the relevant measurement period as required under Section 4 below."

                  1.3 Section 11.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           "11.2 EBITDA. Borrowers shall have (i) a minimum
                  Fiscal Year-to-date EBITDA of not less than negative $2,105,000 as of June 30, 2001, of not less than negative $2,100,000 as of July 31, 2001, of not less than negative $2,150,000 as of August 31, 2001, and of not less than negative $2,350,000 as of September 30, 2001, and (ii) on each date set forth below, a minimum EBITDA of not less than the EBITDA set forth opposite such date set forth below, measured on a rolling twelve-month basis as of the end of the Fiscal Quarter ending on such date:

                           Date                                  EBITDA
                           ----                                  ------

                           December 31, 2001                  $32,000,000
                           March 31, 2002                     $35,500,000
                           June 30, 2002                      $37,000,000
                           September 30, 2002                 $38,500,000
                           December 31, 2002                  $40,000,000
                           March 31, 2003                     $42,000,000
                           June 30, 2003                      $42,000,000"

                  1.4 Section 11.3 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                                    "11.3 (a) Net Worth Commencing with the
                   fiscal quarter ending December 31, 2001, Borrowers shall maintain at all times, measured on a quarterly basis, a Net Worth of not less than (i) $250,000,000 plus (ii) fifty percent (50%) of Borrowers' positive Net Income for each Fiscal Quarter ending on and after September 30, 2000.

                                            (b)      Tangible Net Worth.
                   Commencing with June 2001, Borrowers shall maintain at all times through September 2001, measured on a monthly basis, a Tangible Net Worth of not less than (i) $50,200,000 as of June 30, 2001, (ii) $48,300,000 as of July 31, 2001,
                   (iii) $46,400,000 as of August 31, 2001 and (iv) $44,300,000
                   as of September 30, 2001."

                  1.5      The Loan Agreement is hereby amended by adding a new
          Section 12.13 as follows:

                                    "12.13 Projections Opinion." If Borrowers
                  fail to deliver to Agent by May 15, 2001 a favorable opinion (in form and substance satisfactory to Lenders in their sole discretion and paid for by Borrowers) from a third party consultant acceptable to Lenders in their sole discretion, as to the reasonableness and achievability of the projections, taken as a whole, prepared by Borrowers' management and which are attached hereto as Exhibit A. Any concerns or exceptions raised in the opinion will be addressed to the satisfaction of the Lenders by June 30, 2001."

                  1.6 Section 12.2(a) of the Loan Agreement is hereby amended by adding "10.3," after "9.9,".

                   1.7 Annex A to the Loan Agreement is hereby deleted in its entirety and the Annex A in the form of Exhibit B hereto is inserted in substitution therefor. The parties agree that the Annex A attached hereto as Exhibit B shall be effective as of April 13, 2001, and interest and other charges due under the Loan Agreement shall be calculated per the Annex A attached hereto from and after that date.

                  1.8 Borrowers jointly and severally acknowledge and agree that, from and after the date hereof, they shall not have any further rights to request any Eurodollar Loans, and the Loan Agreement is hereby deemed to be amended accordingly to effect such termination of rights. Borrowers further jointly and severally acknowledge and agree that Agent, on behalf of the Lenders, shall have the right, in its absolute discretion, but not any obligation, at any time and from time to time after the date hereof, to convert any or all Eurodollar Loans existing on the date hereof into Reference Rate Loans, and that any such conversions (i) shall be deemed to be at the request of Borrowers and (ii) shall be subject to Sections 2.19, 2.20 and other appropriate provisions of the Loan Agreement.

SECTION 2         REPRESENTATIONS AND WARRANTIES
                  ------------------------------

                  To induce Agent and Lenders to amend the Loan Agreement and grant the waivers set forth herein, Borrowers jointly and severally represent and warrant to Agent and Lenders that:

                  2.1 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in the Loan Agreement (as modified by this Amendment), are true and correct with the same effect as though such representations and warranties and covenants had been made on the date hereof, except to the extent that such representations and warranties and covenants expressly relate to an earlier date.

                  2.2 Corporate Authority of Borrowers. Borrowers have full power and authority to enter into this Amendment, and to incur and perform the obligations provided for under this Amendment and the Loan Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

                  2.3 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrowers, fully enforceable against Borrowers, in accordance with its terms.

                  2.4 No Conflicting Agreements. The execution and performance by the Borrowers of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or Bylaws of any Borrower, (ii) violate any indenture, contract, agreement or other instrument to which any Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower.


SECTION 3  CONDITIONS PRECEDENT.
           --------------------

                  The agreement by Agent and Lenders to amend the Loan Agreement and grant the waivers herein is subject to the following conditions precedent:

                  3.1 Reaffirmation of Stock Pledge Agreement. Execution and delivery by WTI of a reaffirmation of that certain Stock Pledge Agreement dated as of August 31, 2000, between WTI and Agent in the form of Exhibit C hereto.

                  3.2 Corporate Authority. Borrowers shall have provided to Agent certified copies of the unanimous written consent of their Boards of Directors in a form reasonably acceptable to Agent and Lenders authorizing the execution, delivery and performance by the Borrowers of this Amendment and the agreements, instruments and documents executed in connection herewith.


SECTION 4         WAIVERS
                  -------

                  The Lenders hereby waive Borrowers' failure to be in compliance with the EBITDA covenant as of February 28, 2001 and the EBITDA, Interest Coverage Ratio and Net Worth covenants as of March 31, 2001, and any Events of Default created thereby, solely as of those dates.

                  The Lenders further waive the Borrowers' failure to comply with the terms of Section 4 of that certain Amendment to Amended and Restated Loan and Security Agreement dated as of February 15, 2001 among Borrowers, Lenders and Agent, and any Events of Default created thereby (but such waiver shall not apply to Borrowers' covenants set forth below in this Section 4).

                  The foregoing waivers shall be limited waivers and shall not constitute a waiver of any other or subsequent violations of the Loan Agreement, whether of a different or like nature, nor shall they constitute a course of conduct or dealing.

                  In consideration for these waivers, Borrowers jointly and severally covenant and agree that after the date hereof, one or more of the Borrowers shall issue and sell capital stock for minimum aggregate considerations of (a) $5 million in cash net to Borrowers by May 15, 2001 (the "First Equity Funds") and (b) an additional $20 million in cash net to Borrowers (the "Second Equity Funds") by June 30, 2001, all of which First and Second Equity Funds shall be deposited into the Depository Account in accordance with
Section 3.5(ii) of the Loan Agreement. Failure either to raise the First Equity Funds in full by May 15, 2001, or to raise the Second Equity Funds in full by June 30, 2001, and to deposit all said funds into the Depository Account by the aforesaid due dates, shall constitute an Event of Default (without any cure or grace period) under the Loan Agreement. Neither the First or the Second Equity Funds paid into the Depository Account pursuant hereto shall reduce the amount or calculation of Revolving Loans available to Borrowers, and Borrowers may continue to request Revolving Loans, pursuant to the Loan Agreement, as amended hereby.



SECTION 5         REAFFIRMATION
                  -------------

                  WTI, Inc., CPI and Teltrend (together, the "Pledgors") are each party to both (i) a Security Agreement and Mortgage - Trademarks and Patents and (ii) a Security Interest Agreement - Patents, each dated as of August 31, 2000 (together, the "Security Agreements") pursuant to which Pledgors granted to Agent a lien on and security interest in certain of Pledgors patents and trademarks as described therein. Pledgors hereby expressly reaffirm and assume all of their obligations and liabilities as set forth in the Security Agreements, agree that the obligations secured thereby shall include all obligations of Borrowers to Agent under the Loan Agreement, as amended from time to time, including this Amendment, and agree to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, and covenants contained in the Security Agreements, insofar as such obligations and liabilities may be modified by this Amendment.


SECTION 6  GENERAL PROVISIONS.
           -------------------

                  6.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Borrowers ratify, confirm and affirm without condition, all liens and security interests granted to Agent pursuant to the Loan Agreement and the Loan Documents, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Agent, including but not limited to, all loans made by Agent to the Borrowers under the Loan Agreement as amended by this Amendment.

                  6.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrowers under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

                  6.3 This Amendment may be executed in any number of counterparts.

                  6.4 Borrowers hereby agree to pay all out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto, including without limitation, the reasonable fees and expense of Agent's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.

                  6.5 On or after the effective date hereof, each reference in the Loan Agreement or any of the Loan Documents to this "Agreement" or words of like import, shall unless the context otherwise requires, be deemed to refer to the Loan Agreement as amended hereby.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Borrowers, Agent and Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

         "BORROWERS"                WESTELL TECHNOLOGIES, INC.


                                            By:      ___________________________
                                            Title:   ___________________________

                                            WESTELL, INC.


                                            By:      ___________________________
                                            Title:   ___________________________

                                            WESTELL INTERNATIONAL, INC.


                                            By:      ___________________________
                                            Title:   ___________________________

                                            CONFERENCE PLUS, INC.


                                            By:      ___________________________
                                            Title:   ___________________________

                                            TELTREND, INC.


                                            By:      ___________________________
                                            Title:   ___________________________

                                            Address: 750 North Commons Drive
                                                     Aurora, Illinois 60504

                                            LASALLE BANK NATIONAL ASSOCIATION,
                    a national banking association, as Agent

                                            By:      ___________________________
                                            Title:   ___________________________

                                            Address: 135 S. LaSalle Street
                                                     Chicago, Illinois 60603
                                                     Attn: Stephanie Patterson


                        LASALLE BANK NATIONAL ASSOCIATION

                                            By:      ___________________________
                                            Title:   ___________________________

                                            Address: 135 South LaSalle Street
                                                     Chicago, Illinois 60603
                                                     Attn: Stephanie Patterson


                                            HARRIS TRUST AND SAVINGS BANK

                                            By:      ___________________________
                                            Title:   ___________________________

                                            Address: 111 West Monroe Street
                                                     Chicago, Illinois 60690
                                                     Attn: M. James Barry, III

Exhibit B to Amendment to Amended and Restated Loan Agreement
-------------------------------------------------------------

                          Annex A - Applicable Margins


LIBOR Margin               3.00%*

Reference Rate Margin      1.00%

Unused Fee                          0.50%

Standby L/C Fee Rate                3.00%

Trade L/C Fee Rate                  1.50%



                  Borrowers understand and agree that the foregoing margins, fees and rates are permanently fixed as of April 13, 2001 and will not fluctuate with fluctuations in the Interest Coverage Ratio or otherwise.

                  *To apply until all existing Eurodollar Loans are converted per Section 1.8 of this Amendment.

Exhibit C to Amendment to Amended and Restated Loan Agreement
-------------------------------------------------------------

                     REAFFIRMATION OF STOCK PLEDGE AGREEMENT

                  This Reaffirmation of Stock Pledge Agreement dated as of April 13, 2001, effective as of February 28, 2001 (this "Reaffirmation") is entered into between WESTELL TECHNOLOGIES, INC., a Delaware corporation (herein called the "Pledgor"), and LASALLE BANK NATIONAL ASSOCIATION as agent on behalf of LaSalle Bank National Association and the other "Lenders" (herein called the "Pledgee"), and has reference to the following facts and circumstances:

                  A. Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 31, 2000, (as previously amended and herein as amended or modified from time to time, the "Loan and Security Agreement") between Pledgee, certain Lenders, and Pledgor (together with its subsidiaries, Westell, Inc., Westell International, Inc., Conference Plus, Inc. and Teltrend, Inc. collectively referred to hereinafter as "Borrowers"), Pledgor granted Pledgee a security interest in its shares of certain of the Borrowers pursuant to that certain Stock Pledge Agreement dated as of August 31, 2000 (the "Pledge Agreement").

                  B. Borrowers have notified Pledgee of the occurrence of certain Events of Default existing under the Loan and Security Agreement.

                  C. Borrowers desire to enter into an Amendment to the Loan and Security Agreement dated the date hereof (the "Amendment") pursuant to which Pledgee and Lenders will waive certain specified Events of Default and will amend certain financial covenants and other terms under the Loan and Security Agreement.

                  D. Pledgor is financially interested in Borrowers.

                  E. Pledgor desires that Pledgee enter into the Amendment.

                  F. Pledgee is willing to enter into the Amendment only upon the condition that Pledgor execute and deliver this Reaffirmation in favor of Pledgee.

                  NOW, THEREFORE, in consideration of the foregoing, Pledgor hereby agrees as follows:

                  1 The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

                  2 Pledgor does hereby expressly ratify, confirm and affirm without condition, all liens and security interests granted to the Pledgee pursuant to the Pledge

Agreement, and such liens and security interests shall continue to secure the obligations and liabilities of Borrowers to Pledgee and Lenders, including but not limited to, all loans made by Lenders to Borrowers under the Loan and Security Agreement and all amendments thereto.

                  3. This Reaffirmation constitutes the valid and legally binding obligation of Pledgor, fully enforceable against Pledgor, in accordance with its terms.

                  4. This Reaffirmation shall inure to the benefit of Pledgee and Lenders, their successors and assigns, and be binding upon Pledgor, and its successors and assigns.

                  IN WITNESS WHEREOF, the Pledgor has executed this Reaffirmation on the date above set forth.

                                                    WESTELL TECHNOLOGIES, INC.

                                                    By: ________________________
                                                    Its: _______________________